                                                                    EXHIBIT 10.1

                      ROBERTS PROPERTIES RESIDENTIAL, L.P.

                                 AMENDMENT #2 TO
                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

         This Amendment, by Roberts Realty Investors, Inc. (the "General Partner"),

                                   WITNESSETH:

         WHEREAS, the General Partner is the exclusive general partner in Roberts Properties Residential, L.P., a Georgia limited partnership (the "Partnership") existing pursuant to a First Amended and Restated Agreement of Limited Partnership effective as of October 13, 1994, as heretofore amended (the "Agreement"); and

         WHEREAS, pursuant to subsection 9.1(a) of the Agreement, the General Partner is authorized under certain circumstances to amend the Agreement, without the consent or approval of the limited partners in the Partnership, and the General Partner seeks to exercise such power to amend the Agreement as hereinafter provided;

         NOW, THEREFORE, the General Partner does hereby declare as follows.

         A.       AMENDMENTS.

         1. A new Article is hereby added to the Agreement immediately following Article 4, such new Article to be known as Article 4A and to read as set forth on Exhibit A-1 attached hereto.

         2. The first paragraph of section 5.2 of the Agreement is hereby amended to read as follows.

                  5.2 ALLOCATIONS OF ACCOUNTING ITEMS -- GENERALLY. Items
             attributable to an Accounting Period shall be determined as though the books of the Partnership were closed as of the end of such Accounting Period. The rules of this section 5.2 shall apply except as provided in Article 4A and section 5.4.

         3. Section 5.5 of the Agreement is hereby amended to read as follows.

                  5.5 DISTRIBUTIONS. Except as provided in Article 4A, Available
             Cash shall be distributed, as and when determined by the General

             Partner in its sole discretion, to the Partners in proportion to their respective Ownership Percentages as in effect on the Record Date for such distribution; provided, however, that no such distribution shall be made to a Partner who has surrendered one or more Units for redemption pursuant to section 6.7, or whose units are called for purchase by the General Partner pursuant to section 6.7, to the extent that such Partner is or shall be entitled to a corresponding distribution with respect to one or more REIT Shares received or to be received by him pursuant to such surrender for redemption or such purchase.

         4. The last paragraph of section 7.1 of the Agreement is hereby amended to read as follows.

             Liquidation (within the meaning of clause 1(b)(2)(ii)(g) of the Regulations) of the Partnership shall not, in and of itself, cause dissolution of the Partnership, render applicable the provisions of this Article 7 (other than the provisions of this sentence), or (notwithstanding any other provision of this Agreement to the contrary) require or permit any contribution to or distribution by the Partnership (and any contribution or distribution which would be required but for this sentence shall be deemed to have been effected and offset by a matching distribution or contribution).

         5. Exhibit 4A.3 hereto is hereby attached to the Agreement as Exhibit 4A.3 thereto.

         B. EFFECTIVE DATE. The Amendments made by division A hereof shall be effective as of and from and after June 1, 1999.

         C. REAFFIRMATION. Except as hereby modified, the Agreement remains and shall remain in full force and effect.

         IN WITNESS WHEREOF, the General Partner has caused this Amendment to be duly executed on the date indicated, but as of the effective date hereinbefore specified.

Date:   6/15/99                  Roberts Realty Investors, Inc.
      --------------


                                 By:  /s/ Charles R. Elliott
                                    -------------------------------------------
                                    Charles R. Elliott, Chief Financial Officer

                      ROBERTS PROPERTIES RESIDENTIAL, L.P.

                                 AMENDMENT #2 TO
                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                   EXHIBIT A-1

                             Text of New Article 4A


                                   ARTICLE 4A

                        ADDITIONAL PARTNERSHIP INTERESTS

         4A.1 PRIORITY OF APPLICATION. The provisions of this Article 4A shall govern over all other provisions of this Agreement which would apply but for (and inconsistently with) this Article 4A.

         4A.2 CONVENTION. Unless otherwise expressly provided herein for a particular purpose, when (a) a provision hereof is applicable only (or separately) to a collection of Partners who own interests in the Partnership having particular characteristics (including, for example, an interest's status as one or more Units or as a Section 4A.3 Interest or as a Section 4A.3 Interest associated with a particular Section 4A.3 Property), and (b) a Partner owns interests in the Partnership which have such characteristics and interests in the Partnership which do not have such characteristics, such provision shall be applicable to such Partner only (or separately) with respect to his, her or its interest(s) which have such characteristics.

         4A.3 SECTION 4A.3 INTERESTS. Interests in the Partnership to be known as "Section 4A.3 Interests" are hereby formalized, such interests to be held as interests of limited partners with the rights and duties described below in this section 4A.3 (and only such rights and duties).

         (a)      The following terms are hereby defined as set forth below.

                  The "Applicable Percentage" with respect to a Section 4A.3 Property means the percentage set forth on Exhibit 4A.3 opposite the name of such Section 4A.3 Property.

                  The "Change in Control" means the first to occur of:

                  (i) any transaction, whether by merger, consolidation, asset sale or otherwise, which results in the acquisition of beneficial ownership, by any person or group, of fifty percent (50%) or more of the outstanding REIT Shares or of the outstanding Units;

                  (ii) any sale of all or substantially all of the assets of the General Partner or the Partnership; or

                  (iii) the liquidation of the General Partner or the Partnership;

         except that the "Change in Control" shall not be considered to have occurred in the event of the sale of the Partnership's assets to the General Partner or the merger of the Partnership into the General Partner unless (x) clause (i) applies to such sale or merger or (y) the fundamental economic rights of the holders of Section 4A.3 Interests do not effectively survive such sale or merger.

                  The "Distribution Amount" for a Section 4A.3 Property means:

                  (i)      in the case of the Land, the lesser of (x) $86,775 or
                           (y) either:

                           (xx)     in connection with a sale or other
                                    disposition of the Land, the excess, if any, of (aa) the gross proceeds of such sale or other disposition over (bb) the Threshold Amount for the Land at the time of such sale or other disposition; or

                           (yy) in connection with the Change in Control, the excess, if any, of (aa) the fair market value of the Land at the time of the Change in Control over (bb) the Threshold Amount for the Land at the time of the Change in Control;

                  (ii) in the case of a Section 4A.3 Property other than the Land, either:

                           (x)      in connection with a sale or other
                                    disposition of such Section 4A.3 Property, the lesser of:

                                    (xx)    the result obtained by multiplying
                                            (aa) the gross proceeds of such sale
                                            or other disposition by (bb) the
                                            Applicable Percentage with respect
                                            to such Property; or

                                    (yy)    the excess, if any, of (aa) the
                                            gross proceeds of such sale or other
                                            disposition over (bb) the Threshold
                                            Amount for such Property at the time
                                            of such sale or other disposition;
                                            or

                           (y) in connection with the Change in Control, the lesser of:

                                    (xx)    the result obtained by multiplying
                                            (aa) the fair market value of such
                                            Section 4A.3 Property at the time of
                                            the Change in Control by (bb) the
                                            Applicable Percentage with respect
                                            to such Property; or

                                    (yy)    the excess, if any, of (aa) the fair
                                            market value of such Property at the
                                            time of the Change in Control over
                                            (bb) the Threshold Amount for such
                                            Property at the time of the Change
                                            in Control.

                  The "Land" means the land, consisting of approximately 8.8 acres, which was (i) acquired by the Partnership with the apartment community known as "Crestmark" and (ii) undeveloped at the time of such acquisition.

                  The "Section 4A.3 Properties" means the Land and the other real properties of the Partnership identified on Exhibit 4A.3.

                  The "Threshold Amount" for a Section 4A.3 Property at any time means the sum of (i) the value of the equity interests issued by the Partnership and/or the General Partner in connection with the Partnership's acquisition of such Property, (ii) the amount of indebtedness assumed (or taken subject to) in connection with the Partnership's acquisition of such Property, and (iii) the sum of all capital expenditures made by the Partnership prior to such time with respect to such Property.

         (b) Each Section 4A.3 Interest shall be associated with a Section 4A.3 Property and may be referred to as the Section 4A.3 Interest associated with such Property (and such Property may be referred to as being associated with such Section 4A.3 Interest or as such Interest's "Associated Property").

         (c) Upon issuance of a Section 4A.3 Interest, the Balance of the holder thereof with respect thereto shall be zero.

         (d) Holders of Section 4A.3 Interests shall by virtue of such holdings be entitled to, and only to, the distributions described in this subsection (d).

         (i) Upon the sale or other disposition of a Section 4A.3 Property before the Change in Control, the holders of the Section 4A.3 Interests associated with such Property shall be entitled in the aggregate to receive a distribution of cash equal to the Distribution Amount for such Property.

         (ii) Upon the Change in Control, the holders of the Section 4A.3 Interests associated with a Section 4A.3 Property not previously sold or disposed shall be entitled in the aggregate to receive a distribution of cash equal to the Distribution Amount for such Property.

         (e) Subject to sections 5.3 and 5.4, items of the Partnership's income, gain, loss, deduction and credit for an Accounting Period shall be allocated to and among holders of Section 4A.3 Interests as, and only as, described in this subsection (e).

         (i)      For purposes of this subsection (e):

                  the "Clause (iii) Items" for an Accounting Period means all items of the Partnership's gross income and gain for such Accounting Period other than gains of the types and amounts allocable pursuant to clause (ii) of this subsection (e) for such Accounting Period; and

                  the "Excess Distribution" for the holder of a Section 4A.3 Interest associated with a particular Section 4A.3 Property for an Accounting Period means the excess, if any, of (x) the total of all amounts distributed (or deemed distributed pursuant to clause (iv)) to such holder over (y) the total of the Partnership's gain from the disposition of such Property allocable to such holder pursuant to clause (ii) for such Accounting Period.

         (ii) For each Accounting Period during which amounts are distributed (or deemed distributed pursuant to clause (iv)) to the holders of Section 4A.3 Interests associated with a particular Section 4A.3 Property, the Partnership's gain (if any) for such Accounting Period from the disposition of such
                  Section 4A.3 Property shall be allocated to such holders to the extent of the aggregate of and in proportion to the respective amounts so distributed (or deemed distributed) to them.

         (iii) If for an Accounting Period there is an Excess Distribution for any holder of a Section 4A.3 Interest associated with a particular Section 4A.3 Property, all Clause (iii) Items for such Accounting Period shall be allocated to the extent of the aggregate of and in proportion to the respective Excess Distributions for such Accounting Period for holders of
                  Section 4A.3 Interests (whether associated with such Section 4A.3 Property or other Section 4A.3 Properties).

         (iv) If for an Accounting Period the Excess Distribution for a holder of a Section 4A.3 Interest associated with a particular
                  Section 4A.3 Property exceeds the amount allocable to such holder pursuant to clause (iii) by reference to such Excess Distribution, the amount of such excess shall be deemed distributed to such holder during the next Accounting Period for the purpose of applying this subsection (e) to such next Accounting Period.

         (f) If the General Partner purchases all outstanding Units in connection with its exercise of its option described in subsection 6.7(f), then, simultaneously with such purchase, the General Partner shall purchase, and the holder of each Section 4A.3 Interest shall sell, his, her or its Section 4A.3 Interests for cash equal to the amount such holder would receive if the Change in Control were to occur at the time of such purchase.

         (g) Section 4A.3 Interests may be transferred in accordance with, and only in accordance with, the provisions of subsection (f) or this subsection
(g).

         (i)      Subject to clauses (iii), (iv) and (v), each holder of a
                  Section 4A.3 Interest may at any time and from time to time transfer all or any portion of his, her or its Section 4A.3 Interest.

         (ii) Subject to clauses (iii), (iv) and (v), and to compliance with such reasonable procedural requirements as may be imposed by the General Partner, each transferee of a Section 4A.3 Interest shall (except to the extent otherwise agreed between such transferee and his, her or its transferor) be admitted, upon notice of such transfer to the General Partner, as a Limited Partner in substitution for his, her or its transferor with respect to such interest.

         (iii) Notwithstanding clauses (i) and (ii), in the absence of notice to the General Partner to the contrary the Partnership and the General Partner shall be entitled to assume that, and to act in all respects as though, (x) no transfer of a Section 4A.3 Interest has occurred, and (y) with respect to any transfer of a Section 4A.3 Interest which has occurred and of which the General Partner has notice, the transferee is to be admitted as a substituted Limited Partner in accordance with the provisions of clause (ii), without reference to the parenthetical expression therein.

         (iv) No transfer (whether or not including a substitution) of or with respect to a Section 4A.3 Interest shall relieve the transferor of any duties or obligations as such theretofore incurred (including, but not limited to, obligations to make future contributions to the Partnership expressly required by this Agreement), except to the extent provided in a writing signed by the Partnership (and/or, if applicable, the other obligee(s) thereof).

         (v) No holder of a Section 4A.3 Interest shall transfer all or any portion of his, her or its Section 4A.3 Interest, or take any voluntary action with a view towards effecting any transfer with respect to all or any portion of his, her or its Section 4A.3 Interest, unless such transfer:

                  (x) is effected in compliance with all applicable securities laws; and

                  (y) either would not produce a termination of the Partnership for federal income tax purposes or is consented to in writing by the General Partner.

Any transfer, or attempt to effect a transfer, of all or any portion of a
Section 4A.3 Interest in violation of this subsection (g) shall be null and void ab initio.

         (h) Except as described in subsections (f) and (g), neither the holder of a Section 4A.3 Interest, the Partnership, the General Partner, nor anyone else shall be entitled unilaterally to require that any Section 4A.3 Interest be acquired or disposed of, for Units, REIT Shares, money or any other property.

         (i) No amendment to section 4A.1, section 4A.2 or this section 4A.3 shall be made without the approval of holders of Section 4A.3 Interests which would entitle such holders to receive more than fifty percent (50%) of the amounts which would be distributed to all holders of Section 4A.3 Interests if the Change of Control were to occur on the effective date of such amendment. No amendment to any other section(s) of this Agreement which produces a material adverse impact on the holders of Section 4A.3 Interests shall be made without the approval of holders of Section 4A.3 Interests which would entitle such holders to receive more than fifty percent (50%) of the amounts which would be distributed to all holders of Section 4A.3 Interests if the Change of Control were to occur on the effective date of such amendment.

         (j) The holders of Section 4A.3 Interests shall not by virtue of such holdings be entitled to participate in management of the Partnership.

         (k) Each Section 4A.3 Interest shall be represented by a certificate issued in accordance with section 6.8.

                      ROBERTS PROPERTIES RESIDENTIAL, L.P.

                                 AMENDMENT #2 TO
                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                  EXHIBIT 4A.3

                  Section 4A.3 Properties (Other than the Land)

                                                    Applicable
                       Name                         Percentage
                       ----                         ----------
                     River Oaks                        5%
                   Highland Park                       5%
                   Ivey Brook (1)                      5%
                 Crestmark Phase I                     5%
              Plantation Trace Phase I                 6%
                Rosewood Plantation                    5%
                Preston Oaks Phase I                   5%
                   Bentley Place                       3%


----------------------
(1) (f/k/a Holcomb Bridge)

                       RECOGNITION AND ISSUANCE AGREEMENT

         This Recognition and Issuance Agreement (this "Agreement") is by and between Roberts Properties Residential, L.P. (the "Partnership") and Roberts Properties, Inc. ("RPI").

         1. RPI is hereby recognized as the owner of all of the Section 4A.3 Interests of the Partnership.

         2. The Consulting Agreements are hereby declared and recognized as terminated and void.

         WITNESS OUR HANDS on the dates indicated, but as of June 1, 1999.

Date:   6-15-99                         Roberts Properties, Inc.
      ------------------------


                                        By:   /s/ Charles S. Roberts
                                           -------------------------------------


Date:   6-15-99                         Roberts Properties Residential, L.P.
      ------------------------

                                        By:  Roberts Realty Investors, Inc.

                                             By:    /s/ Charles R. Elliott
                                                 -------------------------------